Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES THIRD QUARTER RESULTS
Third Quarter 2023 Revenue of $75.9 Million and Net Income of $3.8 Million
AEBITDA of $13.5 Million and AEBITDA Margins up 430bps from Year Ago Levels
LAS VEGAS, Nevada – November 2, 2023 – PLAYSTUDIOS, Inc. (Nasdaq: MYPS) (“PLAYSTUDIOS” or the “Company”), the creator of the playAWARDS loyalty platform and an award-winning developer and publisher of free-to-play mobile and social games, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter Financial Highlights
•Revenue was $75.9 million during the third quarter of 2023, compared to $72.1 million during the third quarter of 2022.
•Net income was $3.8 million during the third quarter of 2023, compared to $3.6 million during the third quarter of 2022.
•AEBITDA, a non-GAAP financial measure defined below, was $13.5 million during the third quarter of 2023, compared to $9.8 million during the third quarter of 2022.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “Year-over-year profitability and margins improved in the third quarter, continuing a trend we’ve seen since the second half of 2022. Compared to 3Q22, AEBITDA margins grew by 430 basis points in the quarter while total AEBITDA was up 39%. Year to date, AEBITDA margins have gained 790 basis points over the prior year comparable period, evidence that our efforts around operational efficiencies, revenue diversification, and cost containment are working. We expect gains to continue and we remain focused on reaching margin parity with our peers. While we’ve yet to see the same level of momentum in our top-line revenues, I’m confident in our growth pipeline. Specific revenue drivers include further refinements in myVEGAS Slots and myKONAMI Slots, the continued scaling up of our early-stage growth games, the introduction of new game titles currently in development, and the expansion of our playAWARDS loyalty marketing platform to external partners.”
Momentum in the PLAYSTUDIOS collection of growth games continues to drive overall portfolio performance, while Tetris remains the largest single driver of the audience and revenue gains, with players continuing to discover and rediscover this iconic franchise. The company looks for DAUs to further increase in the coming months and is working diligently to optimize the ad economy around its growing player networks. At the same time, PLAYSTUDIOS remains focused on expanding the Tetris universe and developing new Tetris titles. These new games are intended for the broader puzzle category where variants of the core Tetris format have emerged. Pascal added, “We are encouraged by the Tetris team’s progress to date and expect one or more of these new games to be introduced in the coming months.”
PLAYSTUDIOS other growth games, myVEGAS Bingo, MGM Slots Live, and the Brainium suite, also performed well in the quarter. The Brainium products will be an area of particular focus for the company in the coming months and into 2024 as the teams integrate the playAWARDS loyalty platform under the player-facing myVIP brand, and examine ways to further improve monetization. We are encouraged by the results of our recent initiatives in Solitaire and look forward to leveraging these enhancements across Brainium’s entire portfolio.
The PLAYSTUDIOS core portfolio continues to track inline with the broader social casino category. We remain focused on our two recently transitioned titles. The company believes that an increased cadence of new content for myKONAMI Slots and myVEGAS Slots, along with adjustments to their economies and a more refined segmentation and pricing approach can materially increase monetization rates and bring them closer to peer levels. As a reminder, both myKONAMI Slots and myVEGAS Slots are established franchises with a relatively large base of daily active users.
Pascal further added, “We continue to make progress advancing our playAWARDS business by adding new partners and functionality to the platform. We are elevating the presence of our myVIP program in Tetris and are pleased with the early results. As with our other games, there is a clear and meaningful lift in engagement when players interact with this valued-added program. We are in the process of adding the myVIP loyalty program to our remaining games, which will meaningfully increase the share of our audience that can enjoy the program’s unique loyalty benefits. Our end goal remains to dramatically scale the number of players and partners in our loyalty ecosystem by offering playAWARDS to external publishers, enabling us to ultimately grow it as a stand-alone business.”
He concluded “As we approach the close of 2023, I am very excited about what lies ahead for PLAYSTUDIOS. We see meaningful opportunities with our core social casino titles, are encouraged by the momentum across our growth portfolio, and are excited to launch new game formats under the Tetris banner. In addition to these game initiatives, we look forward to advancing the features and capabilities of our playAWARDS division, as we prepare to open up our model by offering loyalty solutions to other strategically aligned game publishers.”
Recent Business Highlights
•Executed a new agreement with the Tetris Company, extending PLAYSTUDIOS’ exclusive mobile rights through at least August of 2029. With this commitment in place, PLAYSTUDIOS can confidently pursue a more comprehensive and long-term growth strategy for this beloved gaming franchise.
•Fully launched myVIP in POP! Slots and added an MGM Slots Store to our direct purchasing site, myVIP.co.
•As of September 30, 2023, PLAYSTUDIOS had a net cash balance of $130 million and full availability on its $81 million loan facility. The company did not repurchase any stock in the open market during the quarter. On November 1, 2023, the Board extended the share repurchase authorization through November 10, 2024 and increased the total amount authorized to $50 million, up from $30 million remaining under the previous authorization.
•playAWARDS extended partnerships with AEG, Merlin Entertainment, and Big Bus Tours in the quarter. At quarter end, playAWARDS had over 120 rewards partners with players making purchases of over $24 million in retail value in the quarter.
Outlook
The Company is increasing its 2023 AEBITDA guidance to $60 million from the previous range of $55 to $60 million. 2023 Revenue guidance is now $305 to $315 million, compared to our previous guidance of $305 to $325 million.
We have not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino

among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. For Tetris and our free-to-play social casino games, we track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two of these games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. For our Brainium suite of casual games, we track DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different non-Brainium games in the same month is counted as two MAU while an individual who plays the same non-Brainium game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Payer Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once.

A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenue.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income (Loss) to AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy (including our acquisition of Brainium and its expected impact and financial performance), all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; adverse economic or political conditions in the U.S. and abroad, including changes resulting from increases in inflation or interest rates and impacts of geopolitical instability, such as the Ukraine-Russia war and the Israel-Hamas war; legal and regulatory developments; and general market and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023, and in other filings we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Samir Jain, CFA
samir.jain@playstudios.com
(917) 224-1058

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$75,858	$72,127	$233,774	$210,931
Operating expenses:
Cost of revenue(1)	19,862	21,703	58,276	63,657
Selling and marketing	18,786	19,249	55,283	59,336
Research and development	17,367	15,110	53,503	46,561
General and administrative	10,747	9,864	33,688	28,763
Depreciation and amortization	11,537	8,583	33,686	25,265
Restructuring and related	1,280	796	7,112	10,968
Total operating costs and expenses	79,579	75,305	241,548	234,550
Loss from operations	(3,721)	(3,178)	(7,774)	(23,619)
Other income (expense), net:
Change in fair value of warrant liabilities	4,216	4,676	1,381	1,139
Interest income, net	1,364	843	3,521	1,050
Other (loss) income, net	(198)	(475)	906	(836)
Total other income, net	5,382	5,044	5,808	1,353
Income (loss) before income taxes	1,661	1,866	(1,966)	(22,266)
Income tax benefit	2,139	1,763	2,437	6,186
Net income (loss)	$3,800	$3,629	$471	$(16,080)

Net income (loss) attributable to common stockholders per share:
Basic	$0.03	$0.03	$0.00	$(0.13)
Diluted	$0.03	$0.02	$0.00	$(0.13)
Weighted average shares of common stock outstanding:
Basic	133,351	129,032	132,546	127,529
Diluted	149,655	146,920	148,911	127,529
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$129,807	$134,000
Receivables	29,501	27,016
Prepaid expenses and other current assets	10,777	14,963
Total current assets	170,085	175,979
Property and equipment, net	18,027	17,532
Operating lease right-of-use assets	10,212	15,562
Intangibles assets and internal-use software, net	74,717	77,231
Goodwill	47,133	47,133
Deferred income taxes	20,991	13,969
Other long-term assets	3,534	4,603
Total non-current assets	174,614	176,030
Total assets	$344,699	$352,009
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	2,658	4,425
Warrant liabilities	2,301	3,682
Operating lease liabilities, current	4,219	4,571
Accrued liabilities	25,413	21,473
Total current liabilities	34,591	34,151
Minimum guarantee liability	—	1,500
Operating lease liability, noncurrent	6,545	11,660
Other long-term liabilities	1,327	2,385
Total non-current liabilities	7,872	15,545
Total liabilities	$42,463	$49,696
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 122,090 and 116,756 shares issued, and 117,367 and 115,635 shares outstanding as of September 30, 2023 and December 31, 2022, respectively)	12	11
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,457 and 16,457 shares issued and outstanding as of September 30, 2023 and December 31, 2022.	2	2
Additional paid-in capital	306,111	290,337
Retained earnings	17,227	16,756
Accumulated other comprehensive income	(1,022)	(151)
Treasury stock, at cost, 4,723 and 1,166 shares at September 30, 2023 and December 31, 2022, respectively	(20,094)	(4,642)
Total stockholders’ equity	302,236	302,313
Total liabilities and stockholders’ equity	$344,699	$352,009

PLAYSTUDIOS, INC.
RECONCILIATION OF NET (LOSS) INCOME TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenue, to net (loss) income and net (loss) income margin, the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$3,800	$3,629	$471	$(16,080)
Depreciation & amortization	11,537	8,583	33,686	25,265
Income tax expense	(2,139)	(1,763)	(2,437)	(6,186)
Stock-based compensation expense	4,344	3,554	14,391	13,563
Change in fair value of warrant liability	(4,216)	(4,676)	(1,381)	(1,139)
Change in fair value of contingent considerations	—	—	(950)	—
Restructuring and related(1)	1,280	796	7,112	10,968
Other, net(2)	(1,081)	(367)	(3,328)	(212)
AEBITDA	13,525	9,756	47,564	26,179

GAAP revenue	75,858	72,127	233,774	210,931

Margin as a % of revenue
Net (loss) income margin	5.0%	5.0%	0.2%	(7.6)%
AEBITDA margin	17.8%	13.5%	20.3%	12.4%

(1)Amounts reported during the three and nine months ended September 30, 2022 consist of fees related to evaluating various merger and acquisition opportunities. Amounts reported during the nine months ended September 30, 2022 relate to non-cash impairment charges related to the suspension of Kingdom Boss development and fees related to a tender offer for the warrants. Amounts reported during the three and nine months ended September 30, 2023 relate to non-cash impairment charges related to certain investments and fees related to evaluating various merger, acquisition and restructuring opportunities.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2023	2022	Change		% Change	2023	2022	Change		% Change
Average DAU	3,520	1,462	2,058		140.8%	3,579	1,495	2,084		139.4%
Average MAU	13,712	6,683	7,029		105.2%	13,557	6,743	6,814		101.1%
Average DPU	26	29	(3)		(10.3)%	27	30	(3)		(10.0)%
Average Daily Payer Conversion	0.8%	2.0%	(1.2)	pp	(60.0)%	0.8%	2.0%	(1.2)	pp	(60.0)%
ARPDAU (in dollars)	$0.23	$0.52	$(0.29)		(55.8)%	$0.24	$0.51	$(0.27)		(52.9)%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS PLATFORM METRICS
(Unaudited and in thousands, except percentages and available rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Available Rewards (in units)	598	595	3	0.5%	578	549	29	5.2%
Purchases (in units)	433	553	(120)	(21.8%)	1,338	1,712	(374)	(21.9%)
Retail Value of Purchases (in dollars)	$24,165	$31,409	$(7,244)	(23.1%)	$78,145	$97,591	$(19,446)	(19.9%)